Exhibit D-5


APPLICATION OF                                                )
                                                              )
COLUMBIA GAS OF VIRGINIA, INC.                                ) CASE NO. PUA____
and                                                           )
NiSOURCE INC.                                                 )
NORTHERN INDIANA PUBLIC SERVICE COMPANY                       )
ENERGYUSA, INC.                                               )
NiSOURCE CAPITAL MARKETS, INC.                                )
NiSOURCE FINANCE CORP.                                        )
NiSOURCE DEVELOPMENT COMPANY, INC.                            )
NI ENERGY SERVICES, INC.                                      )
NiSOURCE CORPORATE SERVICES COMPANY                           )
NiSOURCE ENERGY TECHNOLOGIES, INC.                            )
KOKOMO GAS AND FUEL COMPANY                                   )
NORTHERN INDIANA FUEL AND LIGHT COMPANY, INC.                 )
NORTHERN UTILITIES, INC.                                      )
PRIMARY ENERGY, INC.                                          )
NiSOURCE PIPELINE GROUP, INC.                                 )
IWC RESOURCES CORPORATION                                     )
COLUMBIA ENERGY GROUP                                         )
COLUMBIA GAS OF KENTUCKY, INC.                                )
COLUMBIA GAS OF OHIO, INC.                                    )
COLUMBIA GAS OF MARYLAND, INC.                                )
COLUMBIA GAS OF PENNSYLVANIA, INC.                            )
COLUMBIA SERVICE PARTNERS, INC.                               )
COLUMBIA NETWORK SERVICES CORPORATION                         )
COLUMBIA ATLANTIC TRADING CORPORATION                         )
COLUMBIA ENERGY GROUP CAPITAL CORPORATION                     )
COLUMBIA PIPELINE CORPORATION                                 )
COLUMBIA FINANCE CORPORATION                                  )
COLUMBIA TRANSMISSION COMMUNICATIONS                          )
         CORPORATION                                          )
COLUMBIA ENERGY RESOURCES, INC.                               )
COLUMBIA INSURANCE CORPORATION, LTD.                          )
COLUMBIA GULF TRANSMISSION COMPANY                            )
COLUMBIA GAS TRANSMISSION CORPORATION                         )
COLUMBIA LNG CORPORATION                                      )
COLUMBIA REMAINDER CORPORATION                                )
COLUMBIA ENERGY SERVICES CORPORATION, and                     )
BAY STATE GAS COMPANY                                         )
                                                              )
For approval pursuant to the Utility Affiliates Act of an     )
agreement for the allocation of certain federal income taxes  )

                                   APPLICATION
                                   -----------

     Columbia Gas of Virginia, Inc. ("Columbia"), and NiSource Inc., Northern Indiana Public Service Company, EnergyUSA, Inc., NiSource Capital Markets, Inc., NiSource Finance Corp., NiSource Development Company, Inc., Ni Energy Services, Inc., NiSource Corporate Services Company, NiSource Energy Technologies, Inc., Kokomo Gas and Fuel Company, Northern Indiana Fuel and Light Company, Northern Utilities, Inc., Primary Energy, Inc., NiSource Pipeline Group, Inc., IWC Resources Corporation, Columbia Energy Group, Columbia Gas of Kentucky, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Pennsylvania, Inc., Columbia Network Services Corporation, Columbia Atlantic Trading Corporation, Columbia Energy Group Capital Corporation, Columbia Pipeline Corporation, Columbia Finance Corporation, Columbia Transmission Communications Corporation, Columbia Energy Resources, Inc., Columbia Insurance Corporation, Ltd., Columbia Gulf Transmission Company, Columbia Gas Transmission Corporation, Columbia LNG Corporation, Columbia Remainder Corporation, Columbia Energy Services Corporation, and Bay State Gas Company (collectively, "Applicants"), hereby request approval, pursuant to the Utility Affiliates Act, Chapter 4 of Title 56 of the Code of Virginia ("Affiliates Act")(1), of an agreement for the allocation of certain federal income taxes between and among them. In support of this Application, the Applicants state as follows:

     1. Columbia, a wholly owned subsidiary of Columbia Energy Group ("CEG"), is a natural gas distribution company serving approximately 200,000 customers in Central and Southside Virginia, the Piedmont region, most of the Shenandoah Valley, as well as portions of Northern Virginia and the Hampton Roads region. Columbia is a public service company and its gas distribution service and operations are regulated by the State Corporation Commission ("Commission").


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(1) Va. Code ss.ss.56-76 to -87.

     2. NiSource Inc. ("NiSource") is a registered public utility holding company, and owns all of the issued and outstanding common stock of CEG. Additionally, NiSource owns, directly or indirectly, all of the issued and outstanding common stock of Northern Indiana Public Service Company, EnergyUSA, Inc., NiSource Capital Markets, Inc., NiSource Finance Corp., NiSource Development Company, Inc., Ni Energy Services, Inc., NiSource Corporate Services Company, NiSource Energy Technologies, Inc., Kokomo Gas and Fuel Company, Northern Indiana Fuel and Light Company, Northern Utilities, Inc., Primary Energy, Inc., NiSource Pipeline Group, Inc., IWC Resources Corporation, Columbia Gas of Kentucky, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Pennsylvania, Inc., Columbia Gas of Virginia, Inc., Columbia Network Services Corporation, Columbia Atlantic Trading Corporation, Columbia Energy Group Capital Corporation, Columbia Pipeline Corporation, Columbia Finance Corporation, Columbia Transmission Communications Corporation, Columbia Energy Resources, Inc., Columbia Insurance Corporation, Ltd., Columbia Gulf Transmission Company, Columbia Gas Transmission Corporation, Columbia LNG Corporation, Columbia Energy Services Corporation, and Bay State Gas Company. Collectively, NiSource and its subsidiaries (including Columbia) are sometimes referred to in this Application as the "NiSource Companies."

     3. The names, addresses and telephone numbers of counsel for the Petitioners are as follows:

                              Kodwo Ghartey-Tagoe
                                McGuireWoods LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000

                        Mark C. Darrell, General Counsel
                         Columbia Gas of Virginia, Inc.
                             9001 Arboretum Parkway
                            Richmond, Virginia 23235
                                 (804) 323-5315


     4. As this Commission is aware, Columbia's parent, CEG, was acquired by NiSource on November 1, 2000, in a merger transaction in which NiSource paid a combination of cash and stock to CEG's shareholders. To facilitate the financing of the cash portion of that compensation and other related transaction costs, NiSource organized NiSource Finance Corp. ("NiSource Finance") and caused it to issue, at the closing of the merger, $4,144,501,483 of commercial paper, back-stopped by a 364-day revolving credit facility (the "Acquisition Debt").(2)

     5. Subsequently, between November 14, 2000 and December 19, 2000, NiSource Finance issued and sold a total of $2.65 billion of senior unsecured notes with varying maturities between November 15, 2003 and November 15, 2010. On December 6, 2000, NiSource issued approximately $290.4 million of common stock. The proceeds of these financings were applied to reduce the outstanding amount of commercial paper issued by NiSource Finance.

     6. NiSource Finance's commercial paper and senior unsecured notes are guaranteed by NiSource. Thus, as guarantor, NiSource is legally obligated for the repayment of the Acquisition Debt.

     7. NiSource estimates that the annual interest expense on the Acquisition Debt will be approximately $280 million. Because NiSource and its consolidated subsidiaries will file a consolidated income tax return, the interest expense on the Acquisition Debt will offset the NiSource Companies' consolidated taxable income and therefore reduce the overall tax liability of the group. Applying a


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(2) As used in this Application and in the proposed Income Tax Allocation
Agreement, "Acquisition Debt" means the commercial paper and other short-term debt issued by NiSource at the time of the merger and any renewals or extensions thereof and any long-term debt securities issued subsequent to the merger in order to refinance such commercial paper and other short-term debt.

hypothetical 35% tax rate to the estimated consolidated taxable income of the group, the interest expense on the Acquisition Debt would reduce the tax liability by about $98 million per year.

     8. The NiSource Companies (including Columbia) propose to enter into the Intercompany Income Tax Allocation Agreement (the "Tax Agreement"), a copy of which is attached as Exhibit A. The Tax Agreement provides, inter alia, that the NiSource Companies' consolidated federal income tax will be allocated among the NiSource Companies in proportion to the separate return tax of each member, provided that the amount of federal income tax allocated to any such subsidiary will not exceed the "separate return tax" amount of such subsidiary. In other words, under the Tax Agreement, the tax amount allocated to each subsidiary will not exceed the tax it would be obligated to pay on a stand-alone basis. The Tax Agreement also provides that the tax impact of the interest expense paid by NiSource on its Acquisition Debt will be allocated to NiSource, which is legally obligated for its payment.

     9. Columbia and the other Applicants seek the Commission's approval of the Tax Agreement, as an agreement between and among affiliated interests, pursuant to Virginia Code ss.ss. 56-77 and 56-84.

     10. In its Order issued on July 14, 2000, in Case No. PUA000024, the Commission approved the merger of Columbia's parent, CEG, and NiSource. To effect that merger, NiSource assumed the obligation to guarantee repayment of the Acquisition Debt as well as the payment of interest thereon. The Tax Agreement provides for NiSource to retain the tax effect of the interest expense on the Acquisition Debt (in the form of a reduction in consolidated tax). At the same time, the Tax Agreement limits the portion of the consolidated tax allocated to Columbia (and the other subsidiaries of NiSource) to the amount of tax Columbia would have paid if it had filed a separate tax return. In this way, the Tax Agreement appropriately matches the benefit of the tax reduction with the burden of guaranteeing payment of the Acquisition Debt and related interest expense. Also, because the amount of tax allocated to Columbia will remain limited by the separate return limitation, the Tax Agreement will have no impact on Columbia's rates or revenues requirement.

     11. Attached as Exhibit B is a Transaction Summary providing further details concerning the Tax Agreement between Columbia and the other Petitioners.


     WHEREFORE, Petitioners, for the reasons discussed above, request that the Commission approve this application and Tax Agreement.

                                        Respectfully submitted,

                                        COLUMBIA GAS OF VIRGINIA, INC.

                                        By: /s/ Mark C Darrell
                                                --------------

                                        Title: General Counsel
                                               ---------------

                                        NiSource Inc.
                                        Northern Indiana Public Service Company
                                        EnergyUsa, Inc.
                                        NiSource Capital Markets, Inc.
                                        NiSource Finance Corp.
                                        NiSource Development Company, Inc.
                                        Ni Energy Services, Inc.
                                        NiSource Corporate Services Company
                                        NiSource Energy Technologies, Inc.
                                        Kokomo Gas and Fuel Company
                                        Northern Indiana Fuel and Light Company,
                                          Inc.
                                        Northern Utilities, Inc.
                                        Primary Energy, Inc.
                                        NiSource Pipeline Group, Inc.
                                        IWC Resources Corporation
                                        Columbia Energy Group
                                        Columbia Gas of Kentucky, Inc.
                                        Columbia Gas of Ohio, Inc.
                                        Columbia Gas of Maryland, Inc.
                                        Columbia Gas of Pennsylvania, Inc.
                                        Columbia Service Partners, Inc.
                                        Columbia Network Services Corporation
                                        Columbia Atlantic Trading Corporation
                                        Columbia Energy Group Capital
                                          Corporation
                                        Columbia Pipeline Corporation
                                        Columbia Finance Corporation
                                        Columbia Transmission Communications
                                          Corporation
                                        Columbia Energy Resources, Inc.
                                        Columbia Insurance Corporation, Ltd.
                                        Columbia Gulf Transmission Company
                                        Columbia Gas Transmission Corporation
                                        Columbia LNG Corporation
                                        Columbia Remainder Corporation
                                        Columbia Energy Services Corporation
                                        Bay State Gas Company

                                        By: /s/ Gary W. Pottorff
                                                ----------------
                                               Gary W. Pottorff


                                        Title:  Secretary/Clerk
                                                ---------------
                                                Corporate Secretary

January 17, 2002

                                  VERIFICATION

COMMONWEALTH OF VIRGINIA

COUNTY OF CHESTERFIELD, to-wit:

         Mark C. Darrell, who executed the foregoing petition on behalf of Columbia Gas of Virginia, Inc., being duly sworn, says that (s)he is General Counsel of Columbia Gas of Virginia, Inc., that the statements contained in the foregoing petition are true, except so far as they are therein stated to be upon information, and that so far as they are therein stated to be upon information,
(s)he believes them to be true.

                                        /s/ Mark C. Darrell

Subscribed and sworn to before me, a Notary Public of and for the County and State aforesaid, this 17th day of January, 2001.


(Notarial Seal)                         /s/ Monique H. Townes
                                            -----------------
                                        Notary Public


My Commission expires:  July 31, 2004.

                                                                     Exhibit D-5



                                  VERIFICATION
                                  ------------


STATE OF INDIANA

COUNTY OF LAKE, to-wit:

     Gary W. Pottorff, who executed the foregoing petition on behalf of NiSource Inc., Northern Indiana Public Service Company, EnergyUsa, Inc., NiSource Capital Markets, Inc., NiSource Finance Corp., NiSource Development Company, Inc., Ni Energy Services, Inc., NiSource Corporate Services Company, NiSource Energy Technologies, Inc., Kokomo Gas and Fuel Company, Northern Indiana Fuel and Light Company, Inc., Northern Utilities, Inc., Primary Energy, Inc., NiSource Pipeline Group, Inc., IWC Resources Corporation, Columbia Energy Group, Columbia Gas of Kentucky, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Pennsylvania, Inc., Columbia Service Partners, Inc., Columbia Network Services Corporation, Columbia Atlantic Trading Corporation, Columbia Energy Group Capital Corporation, Columbia Pipeline Corporation, Columbia Finance Corporation, Columbia Transmission Communications Corporation, Columbia Energy Resources, Inc., Columbia Insurance Corporation, Ltd., Columbia Gulf Transmission Company, Columbia Gas Transmission Corporation, Columbia LNG Corporation, Columbia Remainder Corporation, Columbia Energy Services Corporation, Bay State Gas Company, being duly sworn, says that (s)he is Secretary/Clerk of the NiSource Companies, that the statements contained in the foregoing petition are true, except so far as they are therein stated to be upon information, and that so far as they are therein stated to be upon information, (s)he believes them to be true.

                                         /s/ Gary W. Pottorff

     Subscribed and sworn to before me, a Notary Public of and for the County and State aforesaid, this 16th day of January, 2002.

(Notarial Seal)                         /s/ Julie A. Wilkerson
        Notary Public                       ------------------


My Commission expires:  6/6/2009
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